SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2003




                              BOOKS-A-MILLION, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                  0-20664            63-0798460
    --------------------            -------            ----------
(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)           File Number)     Identification No.)

402 Industrial Lane, Birmingham, Alabama                 35211
----------------------------------------               --------
(Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (205) 942-3737
                                                           --------------

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits
This exhibit is furnished pursuant to Item 12 and shall not be deemed to be "filed".

     Exhibit No.                                       Description
     -----------                                       -----------

      99.1                                Press Release Dated November 19, 2003


Item 12.  Results of Operations and Financial Condition.


         On November 19, 2003, Books-A-Million, Inc. issued a press release announcing its financial results for the quarter ended November 1, 2003. A copy of the press release is attached as Exhibit 99.1.

         The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2003                                  BOOKS-A-MILLION, INC.


                                                  By:/s/ Richard S. Wallington
                                                  ----------------------------
                                                         Richard S. Wallington
                                                         Chief Financial Officer




                                  EXHIBIT INDEX


     Exhibit No.                                       Description
     -----------                                       -----------

      99.1                                Press Release Dated November 19, 2003

                                                                   Exhibit 99.1

                              BOOKS-A-MILLION, INC.
                         ANNOUNCES THIRD QUARTER RESULTS
                          ----------------------------
                      COMPARABLE STORE SALES INCREASE 4.4%

BIRMINGHAM, Ala. (November 19, 2003) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the third quarter and nine months ended November 1, 2003. Net sales for the third quarter of fiscal 2004 increased 6.6% to $103.1 million from $96.7 million in the year-earlier period. Comparable store sales for the quarter increased 4.4%. Net loss for the quarter was $755,000, or $0.05 per diluted share, compared with a net loss of $2.8 million, or $0.17 per diluted share, in the year-earlier period.

         For the 39-week period ended November 1, 2003, net sales increased 4.6% to $315.4 million from sales of $301.4 million in the prior-year period. Comparable store sales increased 2.6% when compared with the same period of fiscal 2003. For the 39-week period, the Company reported net loss of $436,000, or $0.03 per diluted share, compared with a net loss of $4.5 million, or $0.28 per diluted share, for the year-earlier period. Last year's net loss included a decrease to earnings to reflect the cumulative effect of a change in accounting principle of $1.2 million after tax, or $0.08 per diluted share. Before the change in accounting principle, the Company reported a loss of $3.3 million, or $0.20 per diluted share.

         Commenting on the results, Clyde B. Anderson, Chairman and Chief Executive Officer, said, "One of the best title lineups in years resulted in strong comparable store sales increases during the quarter. Bestsellers in several categories, along with the performance of our Joe Muggs cafes, contributed to our success during the quarter. Diet and Health was one of the leading categories, led by The South Beach Diet and Dr. Phil McGraw's The Ultimate Weight Loss Solution. Fiction performed well with strong sales from Dan Brown's The Da Vinci Code, John Grisham's Bleachers, and The Wedding by Nicholas Sparks. In the inspiration category, Purpose Driven Life dominated. Politics provided dueling bestsellers from comedian Al Franken and talk show host Bill O'Reilly."

         The strong title lineup released during the third quarter should continue to perform well into the holiday selling season. That lineup, combined with several upcoming new titles, is expected to lead to improved comparable store sales versus last year's fourth quarter.

         Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 204 stores in 18 states and the District of Columbia. The Company operates three distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores, operating under the name Bookland and Books-A-Million, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama. NetCentral, Inc., an Internet development and service Company is located in Nashville, Tennessee.

                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)

                                                                      13 Weeks Ended               39 Weeks Ended
                                                                --------------------------   --------------------------
                                                                   Nov. 1,        Nov. 2,      Nov. 1,         Nov. 2,
                                                                    2003           2002         2003            2002
                                                                -----------     ----------   -----------    -----------
NET SALES                                                       $   103,067     $   96,694   $   315,385    $   301,426
   Cost of sales (including warehouse, distribution and
    store occupancy costs)                                           76,720         73,952       233,106        223,163
                                                                -----------     ----------   -----------    -----------
GROSS PROFIT                                                         26,347         22,742        82,279         78,263
   Operating, selling and administrative expenses                    22,899         21,774        68,308         68,255
   Depreciation and amortization                                      3,864          4,078        11,881         11,966
                                                                -----------     ----------   -----------    -----------
OPERATING INCOME (LOSS)                                                (416)        (3,110)        2,090         (1,958)
   Interest expense, net                                                747          1,274         2,464          3,208
                                                                -----------     ----------   -----------    -----------
LOSS FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES AND CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE                                 (1,163)        (4,384)         (374)        (5,166)
   Income tax benefit                                                  (442)        (1,667)         (142)        (1,964)
                                                                -----------     ----------   -----------    -----------
LOSS FROM CONTINUING OPERATIONS
   BEFORE CUMULATIVE EFFECT OF A CHANGE IN
   ACCOUNTING PRINCIPLE                                                (721)        (2,717)         (232)        (3,202)
DISCONTINUED OPERATIONS:
   Loss from discontinued operations (including loss
    on disposal)                                                        (54)           (60)         (329)          (143)
   Income tax benefit                                                   (20)           (22)         (125)           (54)
                                                                -----------     ----------   -----------    -----------
LOSS FROM DISCONTINUED OPERATIONS                                       (34)           (38)         (204)           (89)
                                                                -----------     ----------   -----------    -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   OF A CHANGE IN ACCOUNTING PRINCIPLE                                 (755)        (2,755)         (436)        (3,291)
   Cumulative effect of a change in accounting principle,
   net of income taxes                                                   --             --            --         (1,201)
                                                                -----------     ----------   -----------    -----------
NET LOSS                                                        $      (755)    $   (2,755)  $      (436)   $    (4,492)
                                                                ===========     ==========   ===========    ===========

NET LOSS PER COMMON SHARE:
Basic:
   Loss from continuing operations before
     cumulative effect of a change in accounting principle      $     (0.05)    $    (0.17)  $    (0.02)    $     (0.19)
   Loss from discontinued operations                                  (0.00)         (0.00)       (0.01)          (0.01)
                                                                -----------     ----------   ----------     -----------
   Loss before cumulative effect of a change in
     accounting principle                                             (0.05)         (0.17)       (0.03)          (0.20)
   Cumulative effect of a change in accounting principle               0.00           0.00         0.00           (0.08)
                                                                -----------     ----------   ----------     -----------
   Net loss                                                     $     (0.05)    $    (0.17)  $    (0.03)    $     (0.28)
                                                                ===========     ==========   ==========     ===========

Diluted:
   Loss from continuing operations before
     effect of a change in accounting principle                 $     (0.05)    $    (0.17)  $    (0.02)    $     (0.19)
   Loss from discontinued operations                                  (0.00)         (0.00)       (0.01)          (0.01)
                                                                -----------     ----------   ----------     -----------
   Loss before cumulative effect of a change in
     accounting principle                                             (0.05)         (0.17)       (0.03)          (0.20)
   Cumulative effect of a change in accounting principle               0.00           0.00         0.00           (0.08)
                                                                -----------     ----------   ----------     -----------
   Net loss                                                     $     (0.05)    $    (0.17)  $    (0.03)    $     (0.28)
                                                                ===========     ==========   ==========     ===========

Weighted average shares outstanding:
   Basic                                                             16,278         16,200        16,249         16,187
                                                                ===========     ==========   ===========    ===========
   Diluted                                                           16,278         16,200        16,249         16,187
                                                                ===========     ==========   ===========    ===========

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.